Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES PRESENTATION AT INVESTOR CONFERENCE

Woodland Hills, California — November 12, 2004

Zenith National Insurance Corp. (NYSE:  ZNT) today announced that members of its senior management are currently scheduled to make a presentation on Wednesday, November 17, 2004, at the 2004 Small Cap Conference sponsored by Lehman Brothers in Scottsdale, Arizona.

Zenith’s presentation is expected to begin at approximately 1:30 pm, Mountain Standard Time.  Investors, analysts and the general public are invited to listen to this presentation free on the Internet by visiting Zenith’s website, www.thezenith.com, clicking on About Us / Presentations and following the instructions found there.  Slides used in the presentation will also be posted on the website.  Replays of the webcast and the slides will remain accessible on the website for about ninety days after the presentation.

Zenith is a property-casualty insurance organization with headquarters in Woodland Hills, California which provides workers’ compensation insurance nationally and reinsurance.

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